UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2010

MENTOR GRAPHICS CORPORATION

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

0-13442	93-0786033
(Commission File Number)	(IRS Employer Identification Number)

8005 S.W. Boeckman Road

Wilsonville, OR 97070-7777

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (503) 685-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 13, 2010, Mentor Graphics Corporation (the “Company”) entered into a First Supplemental Indenture (the “First Supplemental Indenture”) with Wilmington Trust Company, as trustee, with respect to the issuance of Add On Debentures (as defined below). See Item 2.03 below for more information.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 13, 2010, the Company issued $20,000,000 in aggregate principal amount of its 6.25% Convertible Subordinated Debentures due 2026 (the “Add On Debentures”) to certain qualified institutional buyers in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Add On Debentures were issued under and are governed by an Indenture (the “Indenture”) dated July 27, 2010 between the Company and Wilmington Trust Company, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture.

The Add On Debentures are additional debentures issued under the same Indenture governing the outstanding $11,509,000 aggregate principal amount of 6.25% Convertible Subordinated Debentures due 2026, which were issued under the Indenture on July 27, 2010 (the “Existing Debentures” and, together with the Add On Debentures, the “Debentures”). The Existing Debentures and the Add On Debentures will be treated as the same series of Debentures under the Indenture, as supplemented by the First Supplemental Indenture.

The Debentures will mature on March 1, 2026, bear interest at a rate of 6.25% per annum and may be converted into shares of the Company’s common stock, no par value (“Shares”), at a conversion rate of 55.6545 Shares per $1,000 principal amount of Debentures (representing a conversion price of approximately $17.97 per Share), subject to adjustment.

The Debentures provide for a net share settlement and under certain circumstances may be convertible into cash (up to the principal amount of the Debentures) and, with respect to any excess conversion value, into cash, Shares or a combination of cash and Shares at an initial conversion rate of 55.6545 Shares per $1,000 principal amount of Debentures. At the initial conversion rate, the Debentures will be convertible into common stock at a conversion price of approximately $17.97 per Share.

The Debentures are redeemable in cash in whole or in part at specified prices declining to 100% of the principal amount plus accrued and unpaid interest at the Company’s option beginning on March 6, 2011, upon at least 20 days’ but not more than 60 days’ notice by mail to holders of Debentures. The holders of the Debentures will have the ability to require the Company to repurchase the Debentures in cash in whole or in part on each of March 1, 2013, 2016 and 2021, and in the event of a fundamental change. In such case, the repurchase price would be 100% of the principal amount of the Debentures plus any accrued and unpaid interest.

The Debentures are unsecured obligations of the Company and are effectively subordinated and subject in right of payment to the prior payment in full of all of the Company’s existing and future senior debt.

The following events are considered “Events of Default” under the Indenture, as supplemented by the First Supplemental Indenture, which may result in the acceleration of the maturity of the Debentures:

(1) a default in the payment of principal or any redemption price, Put Right Purchase Price (as such term is defined in the Indenture) or Fundamental Change Repurchase Price (as such term is defined in the Indenture), if any, when due at maturity, upon redemption, repurchase, acceleration or otherwise on the Debentures;

(2) a default in the payment of any interest on the Debentures when due, and such failure continues for a period of 30 days;

(3) the failure to deliver when due all cash and Shares, if any, deliverable upon conversion of the Debentures upon exercise of a holder’s conversion right, and such failure continues for a period of 15 days;

(4) the failure to provide notice of the occurrence of a fundamental change on a timely basis;

(5) the failure to perform or observe any of the covenants in the Debentures or Indenture (as supplemented by the First Supplemental Indenture) governing the Debentures for 60 days after written notice by the Trustee or the holders of at least 25% in principal amount of the Debentures then outstanding;

(6) a default in the payment of principal when due at stated maturity of other indebtedness or acceleration of such other indebtedness for borrowed money of the Company and/or of designated subsidiaries where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $30 million and such acceleration has not been rescinded, stayed or annulled within a period of 30 days after written notice by the Trustee or the holders of at least 25% in principal amount of the Debentures then outstanding; or

(7) the occurrence of certain events involving the Company’s or a designated subsidiary’s bankruptcy, insolvency or reorganization.

A copy of the First Supplemental Indenture and the form of the Add On Debentures are attached hereto as Exhibits and incorporated herein by reference. The foregoing description of the Debentures and the Indenture is qualified in its entirety by reference to the full text of the Debentures and the Indenture, as supplemented by the First Supplemental Indenture.

Item 3.02 Unregistered Sales of Equity Securities.

On October 13, 2010, the Company issued $20 million aggregate principal amount of Add On Debentures to qualified institutional buyers (the “Purchasers”) in a private placement (see Item 2.03 above). The net proceeds, after deducting fees and estimated expenses payable by the Company, were approximately $19.9 million. The Company intends to use the net proceeds for general corporate purposes.

The Company offered and sold the Add On Debentures to the Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Add On Debentures and the underlying Shares issuable upon conversion of the Add On Debentures have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Additional information pertaining to the terms and conditions of the Add On Debentures is contained in Item 2.03 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

4.1	First Supplemental Indenture, dated October 13, 2010, between Mentor Graphics Corporation and Wilmington Trust Company.

4.2	Form of Add On Debenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2010	MENTOR GRAPHICS CORPORATION

	By:	/s/ Dean M. Freed
Dean M. Freed
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

4.1	First Supplemental Indenture, dated October 13, 2010, between Mentor Graphics Corporation and Wilmington Trust Company.

4.2	Form of Add On Debenture.